Fahn Kanne
Grant Thornton

Fahn Kanne & Co.
Head Office
32 Hamasger Street
Tel-Aviv 6721118, ISRAEL
PO Box 36172, 6136101

T +972 3 7106666
F +972 3 7106660
www.gtfk.co.il

August 8, 2019

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: FC Global Realty Incorporated
File No. 0-0011635

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of FC Global Realty Incorporated dated August 8, 2019 and agree with the statements concerning our Firm contained therein.

Very truly yours,

Fahn Kanne & Co.

FAHN KANNE & CO. GRANT THORNTON ISRAEL
Certified Public Accountants (Isr.)